UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2003

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Mission College Blvd.
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On December 18, 2003, 8x8, Inc. issued a press release announcing that Bryan Martin has been appointed chairman of the board, and that Christos Lagomichos has resigned as a director of 8x8. A copy of the foregoing press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release dated December 18, 2003.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2003

8X8, INC.

By:	/s/ JAMES SULLIVAN

James Sullivan
Chief Financial Officer, Vice President of Finance and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description
99.1*	Press release dated December 18, 2003

*    Also provided in PDF format as a courtesy.